UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2010

PETROHAWK ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600
Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d)

On April 5, 2010, the nominating and corporate governance committee recommended and board of directors of Petrohawk Energy Corporation (the “Company”) approved an increase in the size of the board from nine members to ten members and the unanimous appointment of Stephen P. Smiley as a Class III director to fill the open board position.

Mr. Smiley has been the Co-founder and President of Hunt Private Equity Group, Inc. since 1996. During his time at Hunt Private Equity Group, he has raised and managed a private equity fund to invest in leveraged buyouts and growth financings for various middle market companies. At Hunt Private Equity Group he is also responsible for managing relationships with institutional, family and individual investors, and for sourcing, evaluating, financing and managing the portfolio. Mr. Smiley also serves on the boards of Dynamex, Inc., a publicly traded company, where he serves on the compensation, audit, governance and executive committees, Ginsey Holdings, Inc., where he serves on the audit committee, and Universal Companies, where he serves on the compensation and audit committees. Before he joined Hunt Private Equity Group, from 1991 to 1995 he co-founded and served as the chief executive officer of Cypress Capital Corporation where he raised and managed a multi-million dollar fund to invest in leveraged buyouts, industry consolidations and growth financings in the middle market. From 1989 to 1991 Mr. Smiley worked in the venture capital group at Citicorp/Citibank, N.A. Mr. Smiley holds a Master of Business Administration from the College of William and Mary and has 30 years of corporate finance and investing experience, and over 20 years of corporate governance experience.

Mr. Smiley was not selected pursuant to any arrangement or understanding between the new director and any other person. Based on information provided by Mr. Smiley, since the beginning of the Company’s last fiscal year, there have been and are no proposed direct or indirect material transactions involving Mr. Smiley and the Company.

Mr. Smiley will be compensated in accordance with the compensation program for the Company’s outside directors. Accordingly, in connection with his appointment to the board and pursuant to our 2004 Non-Employee Director Incentive Plan, he received an initial award of 2,300 shares of restricted stock on April 5, 2010, which will vest in full on October 5, 2010, and he will receive quarterly cash fees of $18,750, which will be prorated for his partial service during the 2009-2010 board year. Also pursuant to the 2004 Non-Employee Director Incentive Plan, Mr. Smiley will receive the award of restricted common stock that the Company grants to each of its directors on the date of the Company’s Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

PETROHAWK ENERGY CORPORATION

Date: April 7, 2010	By:	/S/ C. BYRON CHARBONEAU
C. Byron Charboneau
Vice President - Chief Accounting Officer and Controller